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                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                           FORM 8-K

                        CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):
                        October 15, 1997


                    PROGRESSIVE BANK, INC.
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  (Exact name of registrant as specified in its charter)


        New York                  0-15025           14-1682661
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(State or other jurisdiction   (Commission      (I.R.S. employer
of incorporation)              file number)   identification no.)


1301 Route 52, Fishkill, New York                      12524
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(Address of principal executive offices)            (Zip code)


Registrant's telephone number, including area code:(914) 897-7400
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                       Not applicable
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  (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS
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     On October 15, 1997, the Board of Directors of Progressive
Bank, Inc. (the "Company") declared a dividend payable October
29, 1997 of one right (a "Right") for each outstanding share of common stock, par value $1.00 per share of the Company held of record at the close of business on October 15, 1997.

     The Rights were issued pursuant to a Rights Agreement, dated October 15, 1997 (the "Rights Agreement") between the Company and Registrar and Transfer Company, as rights agent. Each Right generally entitles its registered holder to purchase from the Company, after the Separation Time, as defined in the Rights Agreement, one one-hundredth of a newly authorized share of Series A Junior Participating Preferred Stock, par value $1.00 per share ("Junior Preferred Stock"), for $100.00, subject to adjustment. In addition, if certain takeover-related events should occur, each Right would entitle its registered holder to purchase from the Company a number of shares of the Company's common stock at a discount to market value in lieu of the one one-hundredth of a share of the Junior Preferred Stock.

     Further information regarding the Rights, redemption fea tures and other terms thereof is set forth in a press release dated October 15, 1997 attached as Exhibit 99.1 and the Rights
Agreement attached as Exhibit 4.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS
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     Exhibit 4.1  -- Form of Rights Agreement (including form of
                     Rights Certificate attached as Exhibit A and form of Certificate of Designations, Relative Rights, Preferences and Limitations of Series A Junior Participating Preferred Stock attached as Exhibit B) (incorporated herein by reference to Exhibit 4 to the registrant's Registration Statement on Form 8-A filed on October 28, 1997).

    Exhibit 99.1 --  Press Release dated October 15, 1997

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                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                            PROGRESSIVE BANK, INC.


Date:  October 28, 1997     By: /s/ Peter Van Kleeck
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                                Peter Van Kleeck
                                President and Chief Executive
                                Officer
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